                                                                     EXHIBIT 4.2


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                              SABRATEK CORPORATION

                                       TO

                              LASALLE NATIONAL BANK

                                              TRUSTEE





                                   -----------

                                    INDENTURE

                           DATED AS OF APRIL 14, 1998

                          6% CONVERTIBLE NOTES DUE 2005


















================================================================================

                                TABLE OF CONTENTS

                                                                                   Page
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

                                    ARTICLE I


                   Definitions and Incorporation by Reference
SECTION 1.01.  Definitions ...........................................................1
SECTION 1.02.  Other Definitions......................................................6
SECTION 1.03.  Incorporation by Reference of Trust Indenture Act......................7
SECTION 1.04.  Rules of Construction..................................................7

                                   ARTICLE II


                                 The Securities

SECTION 2.01.  Form and Dating........................................................8
SECTION 2.02.  Execution, Authentication and Delivery.................................9
SECTION 2.03.  Registrars, Paying Agents and Conversion Agents.......................10
SECTION 2.04.  Paying Agent to Hold Money in Trust...................................10
SECTION 2.05.  Noteholder Lists......................................................10
SECTION 2.06.  Transfer and Exchange.................................................10
SECTION 2.07.  Replacement Securities................................................12
SECTION 2.08.  Outstanding Securities................................................12
SECTION 2.09.  Treasury Securities...................................................13
SECTION 2.10.  Temporary Securities; Exchange of Global Security for Certificated
                     Securities......................................................13
SECTION 2.11.  Cancellation..........................................................14
SECTION 2.12.  Defaulted Interest....................................................14

                                   ARTICLE III

                                   Redemption

SECTION 3.01.  Notices to Trustee....................................................14
SECTION 3.02.  Selection of Securities to be Redeemed................................14


SECTION 3.03.  Notice of Redemption..................................................15
SECTION 3.04.  Effect of Notice of Redemption........................................16
SECTION 3.05.  Deposit of Redemption Price...........................................16
SECTION 3.06.  Securities Redeemed in Part...........................................16
SECTION 3.07.  Optional Redemption...................................................16
SECTION 3.08.  Designated Event Offer................................................16

                                   ARTICLE IV


                                    Covenants

SECTION 4.01.  Payment of Securities.................................................19
SECTION 4.02.  SEC Reports ..........................................................19
SECTION 4.03.  Compliance Certificate................................................19
SECTION 4.04.  Stay, Extension and Usury Law.........................................20
SECTION 4.05.  Corporate Existence...................................................20
SECTION 4.06.  Taxes ................................................................21
SECTION 4.07.  Designated Event......................................................21
SECTION 4.08.  Investment Company Act................................................21

                                    ARTICLE V


                                   Conversion

SECTION 5.01.  Conversion Privilege..................................................21
SECTION 5.02.  Conversion Procedure..................................................22
SECTION 5.03.  Fractional Shares.....................................................23
SECTION 5.04.  Taxes on Conversion...................................................23
SECTION 5.05.  Company to Provide Stock..............................................23
SECTION 5.06.  Adjustment of Conversion Price........................................23
SECTION 5.07.  No Adjustment.........................................................27
SECTION 5.08.  Other Adjustments.....................................................27
SECTION 5.09.  Adjustments for Tax Purposes..........................................28
SECTION 5.10.  Adjustments by the Company............................................28
SECTION 5.11.  Notice of Adjustment..................................................28
SECTION 5.12.  Notice of Certain Transactions........................................28
SECTION 5.13.  Effect of Reclassifications, Consolidations, Mergers or Sales on
                     Conversion Privilege............................................29
SECTION 5.14.  Trustee's Disclaimer..................................................30

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
                                   ARTICLE VI


                                   Successors
SECTION 6.01.  Merger, Consolidation or Sale of Assets...............................30
SECTION 6.02.  Successor Corporation Substituted.....................................31

                                   ARTICLE VII


                              Defaults and Remedies

SECTION 7.01.  Events of Default.....................................................31
SECTION 7.02.  Acceleration..........................................................33
SECTION 7.03.  Other Remedies........................................................33
SECTION 7.04.  Waiver of Past Defaults...............................................33
SECTION 7.05.  Control by Majority...................................................34
SECTION 7.06.  Limitation on Suits...................................................34
SECTION 7.07.  Rights of Noteholders to Receive Payment..............................34
SECTION 7.08.  Collection Suit by Trustee............................................34
SECTION 7.09.  Trustee May File Proofs of Claim......................................35
SECTION 7.10.  Priorities............................................................35
SECTION 7.11.  Undertaking for Costs.................................................35

                                  ARTICLE VIII


                                     Trustee

SECTION 8.01.  Duties of Trustee.....................................................36
SECTION 8.02.  Rights of Trustee.....................................................36
SECTION 8.03.  Individual Rights of Trustee..........................................37
SECTION 8.04.  Trustee's Disclaimer..................................................37
SECTION 8.05.  Notice of Defaults....................................................37
SECTION 8.06.  Reports by Trustee to Noteholders.....................................37
SECTION 8.07.  Compensation and Indemnity............................................38
SECTION 8.08.  Replacement of Trustee................................................39
SECTION 8.09.  Successor Trustee by Merger, Etc......................................40
SECTION 8.10.  Eligibility; Disqualification.........................................40
SECTION 8.11.  Preferential Collection of Claims Against Company.....................40

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
                                   ARTICLE IX


                             Discharge of Indenture
SECTION 9.01.  Termination of Company's Obligations..................................41
SECTION 9.02.  Repayment to Company..................................................41

                                    ARTICLE X


                       Amendments, Supplements and Waivers

SECTION 10.01.  Without Consent of Noteholders.......................................41
SECTION 10.02.  With Consent of Noteholders..........................................42
SECTION 10.03.  Compliance with Trust Indenture Act..................................43
SECTION 10.04.  Revocation and Effect of Consents....................................43
SECTION 10.05.  Notation on or Exchange of Securities................................43
SECTION 10.06.  Trustee Protected....................................................44

                                   ARTICLE XI


                                  Miscellaneous

SECTION 11.01.  Trust Indenture Act Controls.........................................44
SECTION 11.02.  Notices..............................................................44
SECTION 11.03.  Communication by Noteholders with Other Noteholders..................45
SECTION 11.04.  Certificate and Opinion as to Conditions Precedent...................45
SECTION 11.05.  Statements Required in Certificate or Opinion........................45
SECTION 11.06.  Rules by Trustee and Agents..........................................46
SECTION 11.07.  Legal Holidays.......................................................46
SECTION 11.08.  No Recourse Against Others...........................................46
SECTION 11.09.  Counterparts.........................................................46
SECTION 11.10.  Variable Provisions..................................................46
SECTION 11.11.  GOVERNING LAW........................................................47
SECTION 11.12.  No Adverse Interpretation of Other Agreements........................47
SECTION 11.13.  Successors...........................................................47
SECTION 11.14.  Severability.........................................................47
SECTION 11.15.  Table of Contents, Headings, Etc.....................................47

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
EXHIBIT A       FORM OF CONVERTIBLE NOTE.....................................A-1

EXHIBIT B       FORM OF REGISTRATION AGREEMENT...............................B-1

         INDENTURE dated as of April 14, 1998 between Sabratek Corporation, a Delaware corporation (the "Company"), and LaSalle National Bank, as trustee (the "Trustee").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Noteholders of the Company's 6% Convertible Notes Due 2005 (the "Securities"):

                                    ARTICLE I

                   Definitions and Incorporation by Reference

         SECTION 1.01. Definitions. "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.

         "Agent" means any Registrar, Paying Agent or Conversion Agent.

         "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board.

         "Board Resolution" means a copy of a resolution of the Board of Directors certified by the Secretary or an Assistant Secretary of the Company to be in full force and effect on the date of such certification and delivery to the Trustee.

         "Business Day" means any day that is not a Legal Holiday.

         "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of equity interests in any entity, including, without limitation, corporate stock and partnership interests.

         "Change of Control" means any event where: (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in elections of directors of the Company ("Voting Stock"), (ii) the Company consolidates with or merges into any other corporation, or any other person merges into the Company, and, in the case of any such transaction, the outstanding Common Stock of the Company is reclassified into or exchanged for any other property or security, unless the stockholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, (iii) the Company conveys, transfers or leases all or substantially all of its assets to any person (other than to one or more wholly-owned subsidiaries of the Company) or (iv) any time the Continuing Directors do not constitute a majority of the Board of Directors of the Company (or, if applicable, a successor corporation to the Company).

         "Common Stock" means the common stock of the Company as the same exists at the date of the execution of this Indenture or as such stock may be constituted from time to time.

         "Company" means the party named as such above until a successor replaces it in accordance with Article VII and thereafter means the successor.

         "Continuing Directors" means as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

         "Daily Market Price" means the price of a share of Common Stock on the relevant date, determined (a) on the basis of the last reported sale price regular way of the Common Stock as reported on the Nasdaq Stock Market's National Market (the "NNM"), or if the Common Stock is not then listed on the NNM, as reported on such national securities exchange upon which the Common Stock is listed, or (b) if there is no such reported sale on the day in question, on the basis of the average of the closing bid and asked quotations regular way as so reported, or (c) if the Common Stock is not listed on the NNM or on any national securities exchange, on the basis of the average of the high bid and low asked quotations regular way on the day in question in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, or if not so quoted, as reported by National Quotation Bureau, Incorporated, or a similar organization.

         "Default" means any event that is, or with the passage of time or the giving of notice or both, would be an Event of Default.

         "Depositary" means The Depository Trust Company, its nominees and their respective successors.

         "Designated Event" means the occurrence of a Change of Control or a Termination of Trading.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession within the United States, which are in effect from time to time.

         "Global Securities Legend" means the legend labeled as such and that is set forth in Exhibit A hereto.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Indebtedness" means, with respect to any person, all obligations, whether or not contingent, of such person (i)(a) for borrowed money (including, but not limited to, any indebtedness secured by a security interest, mortgage or other lien on the assets of such person which is (1) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or (2) existing on property at the time of acquisition thereof), (b) evidenced by a note, debenture, bond or written instrument, (c) under a lease required to be capitalized on the balance sheet of the lessee under GAAP or under any lease or related document (including a purchase agreement) which provides that such person is contractually obligated to purchase or to cause a third party to purchase such leased property, (d) in respect of letters of credit, bank guarantees or bankers' acceptances (including reimbursement obligations with respect to any of the foregoing), (e) with respect to Indebtedness secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such person are subject, whether or not the obligation secured thereby shall have been assumed or Guaranteed by or shall otherwise be such person's legal liability, (f) in respect of the balance of the deferred and unpaid purchase price of any property or assets, and (g) under interest rate or currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements; (ii) with respect to any obligation of others of the type described in the preceding clause (i) or under clause (iii) below assumed by or guaranteed in any manner by such person or in effect guaranteed by such person through an agreement to purchase (including, without limitation, "take or pay" and similar arrangements), contingent or otherwise (and the obligations of such person under any such assumptions, guarantees or other such arrangements); and (iii) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing.

         "Indenture" means this Indenture as amended from time to time.

         "Initial Purchaser" means Smith Barney Inc.

         "Issuance Date" means the date on which the Securities are first authenticated and issued.

         "Material Subsidiary" means any Subsidiary of the Company which, at the date of determination, is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act (as such Regulation is in effect on the date of determination).

         "Noteholder" or "holder" means a person in whose name a Security is registered.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offering Memorandum" means the offering memorandum relating to the Securities dated April 8, 1998.

         "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer of the Company. See Sections 11.04 and 11.05 hereof.

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Sections 11.04 and 11.05 hereof.

         "person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "principal" of a debt security means the principal of the security.

         "Registration Agreement" means the Registration Agreement relating to the Securities dated April 14, 1998, between the Company and the Initial Purchaser, a form of which is attached as Exhibit D hereto.

         "Restricted Securities Legend" means the legend labeled as such and that is set forth in Exhibit A hereto.

         "SEC" means the Securities and Exchange Commission.

         "Securities" means the Securities described in the preamble above that are issued, authenticated and delivered under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shelf Registration Statement" shall have the meaning set forth in the Registration Agreement.

         "Subsidiary" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any person or one or more of the other Subsidiaries of that person or a combination thereof.

         "Termination of Trading" means an event where the Common Stock (or other securities into which the Securities are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of execution of this Indenture.

         "Trading Day" shall mean (A) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business, (B) if the applicable security is quoted on the NNM, a day on which trades may be made thereon or (C) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

         "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture.

         SECTION 1.02. Other Definitions.


                                                       Defined in
Term                                                     Section
----                                                     -------

"Agent Members"                                           2.01
"Bankruptcy Law"                                          7.01
"Cedel Bank"                                              2.01
"Commencement Date"                                       3.08
"Conversion Agent"                                        2.03
"Conversion Date"                                         5.02
"Conversion Price"                                        5.01
"Conversion Shares"                                       5.06
"Current Market Price"                                    5.06
"Custodian"                                               7.01
"Designated Event Offer"                                  4.07
"Designated Event Payment"                                4.07
"Designated Event Payment Date"                           3.08
"Distribution Date"                                       5.06
"Distribution Record Date"                                5.06
"Excess Payment"                                          5.06
"Euroclear"                                               2.01
"Event of Default"                                        7.01
"Global Security"                                         2.01
"Legal Holiday"                                           11.07
"Non-Global Purchasers"                                   2.01
"Offer Amount"                                            3.08
"Officer"                                                 11.10
"Paying Agent"                                            2.03
"Payment Default"                                         7.01
"Purchase Agreement"                                      2.01
"Purchase Date"                                           5.06
"QIBs"                                                    2.01
"Registrar"                                               2.03
"Regulation S"                                            2.01
"Rights"                                                  5.06
"Rule 144A"                                               2.01
"Tender Period"                                           3.08

         SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Securities;

         "indenture security holder" means a Noteholder;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Securities means the Company or any other obligor on the Securities.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

         SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

         (a) a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP consistently applied;

         (c) "or" is not exclusive;

         (d) words in the singular include the plural, and words in the plural include the singular; and

         (e) provisions apply to successive events and transactions.

                                   ARTICLE II

                                 The Securities

         SECTION 2.01. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A which is hereby incorporated in and expressly made a part of this Indenture.

         The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company shall furnish any such legend not contained in Exhibit A to the Trustee in writing. Each Security shall be dated the date of its authentication. The terms and provisions of the Securities set forth in Exhibit A are part of the terms of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         (a) Global Securities. The Securities are being offered and sold by the Company pursuant to a Purchase Agreement relating to the Securities, dated April 8, 1998, among the Company and the Initial Purchaser (the "Purchase Agreement").

         Securities sold, whether in the United States to Qualified Institutional Buyers ("QIBs") in reliance on Rule 144A under the Securities Act ("Rule 144A") or in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S") shall be issued in the form of one or more permanent global Securities (each, a "Global Security," and, collectively, the "Global Securities") in definitive, fully registered form without interest coupons with the Global Securities Legend and the Restricted Securities Legend set forth in Exhibit A hereto. The Global Security shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Chicago office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary (and, in the case of Regulation S, for the accounts of designated agents holding on behalf of the Euroclear System ("Euroclear") or Cedel Bank, societe anonyme ("Cedel Bank")), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

         (b) Book-Entry Provisions. This Section 2.01(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

         The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b) and the written order of the Company, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or other nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such

Depositary's instructions or held by the Trustee as custodian for the Depositary pursuant to a FAST Balance Certificate Agreement between the Depositary and the Trustee.

         Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

         (c) Certificated Securities. Except as provided in Section 2.10, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

         SECTION 2.02. Execution, Authentication and Delivery. Two Officers shall sign the Securities for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

         A Security shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         Upon a written order of the Company signed by two Officers, the Trustee shall authenticate the Securities for original issue up to an aggregate principal amount of $97,750,000 and deliver such authenticated securities as directed in such order. The aggregate principal amount of Securities outstanding at any time shall not exceed such amount except as provided in Section 2.07.

         The Trustee may appoint one or more authenticating agents acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

         SECTION 2.03. Registrar, Paying Agent and Conversion Agent. The Company shall maintain in Chicago, Illinois (i) an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar"),
(ii) an office or agency where Securities may be presented for payment (the "Paying Agent") and (iii) an office or agency where Securities may be presented for conversion (the "Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company has initially appointed the Trustee as its Registrar, Paying Agent and Conversion Agent in Chicago. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term "Registrar" includes any co-registrar, the term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent, Registrar or Conversion Agent without prior notice to any Noteholder. The Company shall notify the Trustee of the name and address of any newly-appointed Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

         SECTION 2.04. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. Upon payment over to the Trustee, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for the money. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Noteholders all money held by it as Paying Agent.

         SECTION 2.05. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

         SECTION 2.06. Transfer and Exchange. Where Securities are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of other denominations, such Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06, 3.08, 5.02 or 10.05 hereof).

         The Company shall not be required (i) to issue, register the transfer of, or exchange Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under
Section 3.02 hereof and ending at the close of business on the day of selection, or (ii) to exchange or register the transfer of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

         (a) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 2.01(b) and this Section 2.06(a); provided, however, that beneficial interests in a Global Security may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same Global Security in accordance with the transfer restrictions set forth under the heading "Notice to Investors" in the Offering Memorandum and the Restricted Securities Legend.

         (i) Transfer of Global Security. Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

         (ii) Other Exchanges. In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.10, prior to the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as may from time to time be adopted by the Company are (including procedures intended to ensure that such transfers comply with Rule 144A or Regulation S under the Securities Act, as the case may be).

         (b) Except in connection with a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Agreement, if Securities are issued upon the registration of transfer, exchange or replacement of Securities bearing the Restricted Securities Legend set forth in Exhibit A hereto, or if a request is made to remove such Restricted Securities Legend on Securities, the Securities so issued shall bear the Restricted Securities Legend, or the Restricted Securities Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such satisfactory evidence, the Trustee, at the written direction of the Company, shall authenticate and deliver Securities that do not bear the legend.

         (c) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

         SECTION 2.07. Replacement Securities. If the holder of a Security claims that the Security has been lost, destroyed or wrongfully taken or if such Security is mutilated and is surrendered to the Registrar, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's and the Company's requirements (as shall have been previously communicated to the Trustee in a written letter of standing instruction) are met. If required by the Trustee, the Registrar or the Company, an indemnity bond must be sufficient in the judgment of each of the foregoing to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to Article III hereof or converted into shares of Common Stock pursuant to Article V hereof, the Company in its discretion may, instead of issuing a new Security, pay, redeem or convert such Security, as the case may be.

         Every replacement Security is an additional obligation of the Company.

         SECTION 2.08. Outstanding Securities. The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

         If a Security is replaced, paid, redeemed or converted pursuant to
Section 2.07 hereof, it ceases to be outstanding unless, in the case of a replaced Security, the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.


         If Securities are considered paid under Section 4.01 hereof, they cease to be outstanding and interest on them ceases to accrue.

         A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

         SECTION 2.09. Treasury Securities. In determining whether the Noteholders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer knows are so owned shall be so disregarded.

         SECTION 2.10. Temporary Securities; Exchange of Global Security for Certificated Securities. (a) Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

         (b) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of certificated securities only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days of such notice, or
(ii) an Event of Default has occurred and is continuing.

         (c) Any Global Security that is transferable to the beneficial owners thereof in the form of certificated Securities pursuant to this Section 2.10 shall be surrendered by the Depositary to the Trustee located in Chicago, Illinois to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount at maturity of Securities of authorized denominations in the form of certificated Securities. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any Securities in the form of certificated Securities delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.06(b), bear the Restricted Securities Legend set forth in Exhibit A hereto.

         (d) Prior to any transfer pursuant to Section 2.10(b), the registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent

Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

         (e) In the event of the occurrence of either of the events specified in
Section 2.10(b), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive form without interest coupons.

         SECTION 2.11. Cancellation. The Company at any time may deliver Securities to the Registrar for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, redemption, conversion, exchange or payment. The Trustee shall promptly cancel all Securities surrendered for registration of transfer, redemption, conversion, exchange, payment, replacement or cancellation and shall destroy all canceled Securities unless the Company otherwise directs. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Registrar for cancellation or that any holder has converted.

         SECTION 2.12. Defaulted Interest. If the Company fails to make a payment of interest on the Securities, it shall pay such defaulted interest plus any interest payable on the defaulted interest, in any lawful manner. It may pay such defaulted interest, plus any such interest payable on it, to the persons who are Noteholders on a subsequent special record date. The Company shall fix any such record date and payment date. At least 15 days before any such record date, the Company shall mail to Noteholders a notice that states the record date, payment date, and amount of such interest to be paid.

                                   ARTICLE III

                                   Redemption

         SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 3.07 hereof, it shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed. The Company shall give each notice provided for in this Section 3.01 at least 45 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee).

         SECTION 3.02. Selection of Securities to be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by a method that complies with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis, by lot or by such other method as the Trustee considers fair and appropriate. The Trustee shall make the selection not more than 60 days and not less than 30 days before the redemption date from

Securities outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them it selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be called for redemption.

         If any Security selected for partial redemption is converted in part after such selection, the converted portion of such Security shall be deemed (so far as may be) to be the portion to be selected for redemption. The Securities (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Security is converted in whole or in part before the mailing of the notice of redemption. Upon any redemption of less than all the Securities, the Company and the Trustee may treat as outstanding any Securities surrendered for conversion during the period 15 days next preceding the mailing of a notice of redemption and need not treat as outstanding any Security authenticated and delivered during such period in exchange for the unconverted portion of any Security converted in part during such period.

         SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each holder whose Securities are to be redeemed at such holder's registered address.

         The notice shall identify the Securities to be redeemed and shall state:

         (a) the redemption date;

         (b) the redemption price;

         (c) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon cancellation of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued in the name of the holder thereof;

         (d) the name and address of the Paying Agent;

         (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest;

         (f) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this

     Indenture, by law or otherwise, interest on Securities called for redemption ceases to accrue on and after the redemption date; and

         (g) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed.

         Such notice shall also state the current Conversion Price and the date on which the right to convert such Securities or portions thereof into Common Stock of the Company will expire.

         At the Company's request, the Trustee shall give notice of redemption in the Company's name and at its expense.

         SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the price set forth in the Security.

         SECTION 3.05. Deposit of Redemption Price. On or before the redemption date, the Company shall deposit with the Trustee or the Paying Agent money sufficient to pay the redemption price of and accrued interest up to but not including the redemption date on all Securities to be redeemed on that date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date) unless theretofore converted into Common Stock pursuant to the provisions hereof. The Trustee or such Paying Agent shall return to the Company any money not required for that purpose.

         SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

         SECTION 3.07. Optional Redemption. The Company may redeem all or any portion of the Securities, upon the terms and at the redemption prices set forth in each of the Securities. Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

         SECTION 3.08. Designated Event Offer. (a) In the event that, pursuant to Section 4.07 hereof, the Company shall commence a Designated Event Offer, the Company shall follow the procedures in this Section 3.08.

         (b) The Designated Event Offer shall remain open for a period specified by the Company which shall be no less than 30 calendar days and no more than 60 calendar days following its commencement on the date of the mailing of notice in accordance with Section 4.07(b) hereof (the "Commencement Date"), except to the extent that a longer period is required by applicable law (the "Tender Period"). Upon the expiration of the Tender Period (the "Designated Event Payment Date"), the Company shall purchase the principal amount of Securities required to be purchased pursuant to Section 4.07 hereof (the "Offer Amount").

         (c) If the Designated Event Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest to the related interest payment date will be paid to the person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Noteholders who tender Securities pursuant to the Designated Event Offer.

         (d) The Company shall provide the Trustee with written notice of the Designated Event Offer at least 10 Business Days before the Commencement Date.

         (e) Subject to Section 4.07(b), on or before the Commencement Date, the Company or the Trustee (at the request and expense of the Company) shall send, by first class mail, a notice to each of the Noteholders, which shall govern the terms of the Designated Event Offer and shall state:

         (i) that the Designated Event Offer is being made pursuant to this
     Section 3.08 and Section 4.07 hereof and that all Securities tendered will be accepted for payment;

         (ii) the Offer Amount, the purchase price (as determined in accordance with Section 4.07 hereof), the length of time the Designated Event Offer will remain open and the Designated Event Payment Date;

         (iii) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest;

         (iv) that, unless the Company defaults in the payment of the Designated Event Payment, any Security or portion thereof accepted for payment pursuant to the Designated Event Offer shall cease to accrue interest after the Designated Event Payment Date;

         (v) that Noteholders electing to have a Security or portion thereof purchased pursuant to any Designated Event Offer will be required to surrender the Security, with the form entitled "Option of Noteholder To Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Designated Event Payment Date;

         (vi) that Noteholders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Designated Event Payment Date, or such longer period as may be required by law, a letter or a telegram, telex, facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth the name of the Noteholder, the principal amount of the Security or portion thereof the Noteholder delivered for purchase and a statement that such Noteholder is withdrawing his election to have the Security or portion thereof purchased and specifying the amount of such Notes (which must be equal to $1,000 in principal amount or an integral multiple thereof) with respect to which such withdrawal is effective; and

         (vii) that Noteholders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

         In addition, the notice shall contain all instructions and materials that the Company shall reasonably deem necessary to enable such Noteholders to tender Securities pursuant to the Designated Event Offer.

         (f) At least one Business Day prior to the Designated Event Payment Date, the Company shall irrevocably deposit with the Trustee or the Paying Agent in immediately available funds an amount equal to the Offer Amount to be held for payment in accordance with the terms of this Section 3.08. On the Designated Event Payment Date, the Company shall, to the extent lawful, (i) accept for payment the Securities or portions thereof tendered pursuant to the Designated Event Offer, (ii) deliver or cause to be delivered to the Trustee Securities so accepted and (iii) deliver to the Trustee an Officers' Certificate stating such Securities or portions thereof have been accepted for payment by the Company in accordance with the terms of this Section 3.08. The Paying Agent shall promptly (but in any case not later than five calendar days after the Designated Event Payment Date) mail or deliver to each tendering Noteholder an amount equal to the purchase price of the Securities tendered by such Noteholder, and the Trustee shall promptly authenticate and mail or deliver to such Noteholders a new Security equal in principal amount to any unpurchased portion of the Security surrendered, if any; provided, that each new Security shall be in a principal amount of $1,000 or an integral multiple thereof. Any Securities not so accepted shall be promptly mailed or delivered by or on behalf of the Company to the holder thereof. The Company will publicly announce the results of the Designated Event Offer on, or as soon as practicable after, the Designated Event Payment Date.

         (g) The Designated Event Offer shall be made by the Company in compliance with all applicable provisions of the Exchange Act, and all applicable tender offer rules promulgated thereunder, and shall include all instructions and materials that the Company shall reasonably deem necessary to enable such Noteholders to tender their Securities.

                                   ARTICLE IV

                                    Covenants

         SECTION 4.01. Payment of Securities. The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. Principal and interest shall be considered paid on the date due if the Paying Agent (other than the Company or an Affiliate of the Company) holds on that date money designated for and sufficient to pay all principal and interest then due and such Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the rate borne by the Securities, compounded semiannually.

         SECTION 4.02. SEC Reports. Whether or not required by the rules and regulations of the SEC, so long as any Securities are outstanding, the Company will file with the SEC and furnish to the Trustee and to the holders of Securities all quarterly and annual financial information required to be contained in a filing with the SEC on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and, with respect to annual information only, a report thereon by the Company's certified independent accountants.

         SECTION 4.03. Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under, and complied with the covenants and conditions contained in, this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge the Company has kept, observed, performed and fulfilled each and every covenant, and complied with the covenants and conditions contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a

Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge) and that to the best of such Officer's knowledge no event has occurred and remains in existence by reason of which payments on account of the principal or of interest, if any, on the Securities are prohibited.

         One of the Officers signing such Officers' Certificate shall be either the Company's principal executive officer, principal financial officer or principal accounting officer.

         The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default, Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying such Default, Event of Default or default.

         Immediately upon the occurrence of any event giving rise to an increase in the interest rate on the Securities in accordance with paragraph 10 of the form thereof or the termination of any such increase, the Company shall give the Trustee notice of such increase or termination, of the interest rate borne by the Securities after giving effect to such increase or termination and of the event giving rise to such increase or termination (such notice to be contained in an Officers' Certificate), and prior to receipt of such Officers' Certificate the Trustee shall be entitled to assume that no such increase or termination has occurred, as the case may be.

         SECTION 4.04. Stay, Extension and Usury Law. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

         SECTION 4.05. Corporate Existence. Except as provided in Article VII hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Material Subsidiary of the Company in accordance with the respective organizational documents of each Material Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Material Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Material Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Noteholders.

         SECTION 4.06. Taxes. The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

         SECTION 4.07. Designated Event. (a) Upon the occurrence of a Designated Event, each holder of Securities shall have the right, in accordance with this
Section 4.07 and Section 3.08 hereof, to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Securities pursuant to the terms of Section 3.08 (the "Designated Event Offer") at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the Designated Event Payment Date (the "Designated Event Payment").

         (b) Within 30 days following any Designated Event, the Company shall mail to each holder the notice provided by Section 3.08(e).

         SECTION 4.08. Investment Company Act. As long as any Notes are outstanding, the Company will conduct its business and operations so as not to become an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and will take all steps required in order for it to continue not to be an "investment company" and not to be required to be registered under the Investment Company Act, including, if necessary, redeployment of the assets of the Company.


                                    ARTICLE V

                                   Conversion

         SECTION 5.01. Conversion Privilege. A holder of a Security may convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into fully paid and nonassessable shares of Common Stock of the Company at any time after 90 days following the Issuance Date and prior to the close of business on the Business Day immediately preceding the maturity date of the Security at the Conversion Price then in effect, except that, with respect to any Security called for redemption, such conversion right shall terminate at the close of business on the Business Day immediately preceding the redemption date (unless the Company shall default in making the redemption payment when it becomes due, in which case the conversion right shall terminate on the date such default is cured). The number of shares of Common Stock issuable upon conversion of a Security is determined by dividing the principal amount of the Security converted by the conversion price in effect on the Conversion Date (the "Conversion Price").

         The initial Conversion Price is stated in paragraph 9 of the Securities and is subject to adjustment as provided in this Article V.

         Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it. A holder of Securities is not entitled to any rights of a holder of Common Stock until such holder of Securities has converted such Securities into Common Stock, and only to the extent that such Securities are deemed to have been converted into Common Stock under this Article V.

         SECTION 5.02. Conversion Procedure. To convert a Security, a holder must satisfy the requirements in paragraph 9 of the Securities. The date on which the holder satisfies all of those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date, the Company shall deliver to the holder through the Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and a check for any fractional share determined pursuant to Section 5.03. The person in whose name the certificate is registered shall become the stockholder of record on the Conversion Date and, as of such date, such person's rights as a Noteholder with respect to the converted Security shall cease; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person entitled to receive the shares of Common Stock upon such conversion as the stockholder of record of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person entitled to receive such shares of Common Stock as the stockholder of record thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, however, that such conversion shall be at the Conversion Price in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed.

         No payment or adjustment will be made for accrued and unpaid interest on a converted Security or for dividends or distributions on shares of Common Stock issued upon conversion of a Security, but if any holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the next interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date shall be paid to the holder of such Security on such record date. In such event, unless such Security has been called for redemption on or prior to such interest payment date, such Security, when surrendered for conversion, must be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the portion so converted.

         If a holder converts more than one Security at the same time, the number of whole shares of Common Stock issuable upon the conversion shall be based on the total principal amount of Securities converted.

         Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

         SECTION 5.03. Fractional Shares. The Company will not issue fractional shares of Common Stock upon conversion of a Security. In lieu thereof, the Company will pay an amount in cash based upon the Daily Market Price of any such fractional shares of Common Stock on the trading day prior to the date of conversion.

         SECTION 5.04. Taxes on Conversion. The issuance of certificates for shares of Common Stock upon the conversion of any Security shall be made without charge to the converting Noteholder for such certificates or for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holder or holders of the converted Security; provided, however, that in the event that certificates for shares of Common Stock are to be issued in a name other than the name of the holder of the Security converted, such Security, when surrendered for conversion, shall be accompanied by an instrument of assignment or transfer, in form satisfactory to the Company, duly executed by the registered holder thereof or his duly authorized attorney; and provided further, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the holder of the converted Security, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not applicable.

         SECTION 5.05. Company to Provide Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issuance upon conversion of Securities as herein provided, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities for shares of Common Stock.

         All shares of Common Stock which may be issued upon conversion of the Securities shall be duly authorized, validly issued, fully paid and nonassessable when so issued.

         SECTION 5.06. Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

         (a) In case the Company shall (1) pay a dividend in shares of Common Stock to holders of Common Stock, (2) make a distribution in shares of Common Stock to holders of Common Stock, (3) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have owned immediately following such action had such Securities been converted immediately prior thereto. Any adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

         (b) In case the Company shall issue rights or warrants to substantially all holders of Common Stock entitling them (for a period commencing no earlier than the record date for the determination of holders of Common Stock entitled to receive such rights or warrants and expiring not more than 45 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the Current Market Price (as determined pursuant to subsection (f) below) of the Common Stock on such record date, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate offering price of the offered shares of Common Stock (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustments shall become effective immediately after such record date.

         (c) In case the Company shall distribute to all holders of Common Stock shares of any class of Capital Stock of the Company other than Common Stock, evidences of indebtedness or other assets (other than cash dividends out of current or retained earnings), or shall distribute to substantially all holders of Common Stock rights or warrants to subscribe for securities (other than those Securities referred to in subsection (b) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in subsection (f) below) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and described in a Board Resolution) of the portion of the assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such Current Market Price of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of the holders of Common Stock entitled to receive such distribution. Notwithstanding the foregoing, in case the Company shall issue rights or warrants to subscribe for additional shares of the Company's capital stock (other than those referred to in subsection (b) above) ("Rights") to substantially all holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 5.06, make proper provision so that each holder of a Security who converts such Security (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and
(ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of the Security so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

         (d) In case the Company shall, by dividend or otherwise, at any time distribute to all holders of its Common Stock cash (including any distributions of cash out of current or retained earnings of the Company but excluding any cash that is distributed as part of a distribution requiring a Conversion Price adjustment pursuant to paragraph (c) of this Section) in an aggregate amount that, together with the sum of (x) the aggregate amount of any other distributions to all holders of its Common Stock made in cash plus (y) all Excess Payments, in each case made within the 12 months preceding the date fixed for determining the stockholders entitled to such distribution (the "Distribution Record Date") and in respect of which no Conversion Price adjustment pursuant to paragraphs (c) or (e) of this Section or this paragraph
(d) has been made, exceeds 15% of the product of the Current Market Price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Distribution Record Date multiplied by the number of shares of Common Stock outstanding on the Distribution Record Date (excluding shares held in the treasury of the Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (d) by a fraction of which the numerator shall be the Current Market Price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Distribution Record Date less the amount of such cash and other consideration (including any Excess Payments) so distributed applicable to one share of Common Stock (equal to the aggregate amount of such cash and other consideration (including any Excess Payments) divided by the number of shares of Common Stock outstanding on the Distribution Record Date) and the denominator shall be such Current Market Price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Distribution Record Date, such reduction to become effective immediately prior to the opening of business on the day following the Distribution Record Date.

         (e) In case a tender offer or other negotiated transaction made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall be consummated, if an Excess Payment is made in respect of such tender offer or other negotiated transaction and the amount of such Excess Payment, together with the sum of (x) the aggregate amount of all Excess Payments plus (y) the aggregate amount of all distributions to all holders of the Common Stock made in cash (including any distributions of cash out of current or retained earnings of the Company), in each case made within the 12 months preceding the date of payment of such current negotiated transaction consideration or expiration of such current tender offer, as the case may be (the "Purchase Date"), and as to which no adjustment pursuant to paragraph (c) or paragraph (d) of this Section or this paragraph (e) has been made, exceeds 15% of the product of the Current Market Price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Purchase Date multiplied by the number of shares of Common Stock outstanding (including any tendered shares but excluding any shares held in the treasury of the Company or any Subsidiary of the Company) on the Purchase Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (e) by a fraction of which the numerator shall be the Current Market Price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Purchase Date less the amount of such Excess Payments and such cash distributions, if any, applicable to one share of Common Stock (equal to the aggregate amount of such Excess Payments and such cash distributions divided by the number of shares of Common Stock outstanding on the Purchase Date) and the denominator shall be such Current Market Price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Purchase Date, such reduction to become effective immediately prior to the opening of business on the day following the Purchase Date.

         (f) The "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the Daily Market Prices for the shorter of
(i) 30 consecutive Business Days ending on the last full Trading Day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination or (ii) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or such warrants or such other distribution or such negotiated transaction through such last full trading day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination.

         (g) "Excess Payment" means the excess of (A) the aggregate of the cash and fair market value of other consideration paid by the Company or any of its Subsidiaries with respect to the shares acquired in a tender offer or other negotiated transaction over (B) the Daily Market Price on the Trading Day immediately following the completion of such tender offer or other negotiated transaction multiplied by the number of acquired shares.

         (h) In any case in which this Section 5.06 shall require that an adjustment be made immediately following a record date for an event, the Company may elect to defer, until such event, issuing to the holder of any Security converted after such record date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

         SECTION 5.07. No Adjustment. No adjustment in the Conversion Price shall be required until cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 5.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article V shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the Common Stock.

         SECTION 5.08. Other Adjustments. (a) In the event that, as a result of an adjustment made pursuant to Section 5.06 above, the holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than shares of its Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article V.

         (b) In the event that shares of Common Stock are not delivered after the expiration of any of the rights or warrants referred to in Section 5.06(b) and Section 5.06(c) hereof, the Conversion Price shall be readjusted to the Conversion Price which would otherwise be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

         SECTION 5.09. Adjustments for Tax Purposes. The Company may, at its option, make such reductions in the Conversion Price, in addition to those required by Section 5.06 above, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company to its stockholders will not be taxable to the recipients thereof.

         SECTION 5.10. Adjustments by the Company. The Company from time to time may, to the extent permitted by law, reduce the Conversion Price by any amount for any period of at least 20 days, in which case the Company shall give at least 15 days' notice of such reduction in accordance with Section 5.11, if the Board of Directors has made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive.

         SECTION 5.11. Notice of Adjustment. Whenever the Conversion Price is adjusted, the Company shall promptly mail to Noteholders at the addresses appearing on the Registrar's books a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

         SECTION 5.12. Notice of Certain Transactions. In the event that:

         (1) the Company takes any action which would require an adjustment in the Conversion Price;

         (2) the Company takes any action that would require a supplemental indenture pursuant to Section 5.13; or

         (3) there is a dissolution or liquidation of the Company;

a holder of a Security may wish to convert such Security into shares of Common Stock prior to the record date for or the effective date of the transaction so that he may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, the Company shall mail to Noteholders at the addresses appearing on the Registrar's books and the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 15 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 5.12.

         SECTION 5.13. Effect of Reclassifications, Consolidations, Mergers or Sales on Conversion Privilege. If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding shares of Common Stock or (iii) any sale or conveyance of all or substantially all of the property or business of the Company as an entirety, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture in form satisfactory to the Trustee providing that the holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this
Article V. The foregoing, however, shall not in any way affect the right a holder of a Security may otherwise have, pursuant to clause (ii) of the last sentence of subsection (c) of Section 5.06, to receive Rights upon conversion of a Security. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provision of this Section 5.13 shall similarly apply to successive consolidations, mergers, sales or conveyances.

         In the event the Company shall execute a supplemental indenture pursuant to this Section 5.13, the Company shall promptly file with the Trustee an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, sale or conveyance and any adjustment to be made with respect thereto.

         SECTION 5.14. Trustee's Disclaimer. The Trustee has no duty to determine when an adjustment under this Article V should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.11. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article V.

         The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 5.13, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.13.

                                   ARTICLE VI

                                   Successors

         SECTION 6.01. Merger, Consolidation or Sale of Assets. The Company may not consolidate or merge with or into any person (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets unless:

         (a) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

         (b) the corporation formed by or surviving any such consolidation or merger (if other than the Company) or the corporation to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the Obligations of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Securities and the Indenture;

         (c) any such sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's properties or assets shall be as an entirety or virtually as an entirety to one corporation;

         (d) immediately after such transaction no Default or Event of Default exists; and

         (e) the Company or such corporation shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture comply with the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

         SECTION 6.02. Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 6.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or the corporation to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person has been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, assignment, transfer, lease, conveyance or other disposition shall not be released from the obligation to pay the principal of and interest on the Securities.

                                   ARTICLE VII

                              Defaults and Remedies

         SECTION 7.01. Events of Default. An "Event of Default" occurs if:

         (a) the Company defaults in the payment of interest on any Security when the same becomes due and payable, and the Default continues for a period of 30 days after the date due and payable;

         (b) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon redemption or otherwise;

         (c) the Company fails to observe or perform any covenant or agreement contained in Section 4.07 hereof;

         (d) the Company fails to observe or perform any other covenant or agreement contained in this Indenture or the Securities required by it to be performed and the

    Default continues for a period of 60 days after the receipt of written notice from the Trustee to the Company or from the holders of 25% in aggregate principal amount of the then outstanding Securities to the Company and the Trustee stating that such notice is a "Notice of Default";

         (e) there is a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Material Subsidiary of the Company (or the payment of which is guaranteed by the Company or any Material Subsidiary of the Company), whether such Indebtedness or guarantee now exists or is created after the Issuance Date, which default (i) is caused by a failure to pay when due principal of or interest on such Indebtedness within the grace period provided for in such Indebtedness (which failure continues beyond any applicable grace period) (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity (without such acceleration being rescinded or annulled) and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more;

         (f) a final, non-appealable judgment or final non-appealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Material Subsidiary of the Company and remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments exceeds $5 million;

         (g) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) makes the admission in writing that it generally is unable to pay its debts as the same become due; or

         (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Material Subsidiary of the Company in an involuntary case, (ii) appoints a Custodian of the Company or any Material Subsidiary of the Company or for all or substantially all of its property, and the order or decree remains unstayed and in effect for 60 days or (iii) orders the liquidation of the Company or any Material Subsidiary of the Company, and the order or decree remains unstayed and in effect for 60 days.

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         SECTION 7.02. Acceleration. If an Event of Default (other than an Event of Default specified in clauses (g) and (h) of Section 7.01 hereof) occurs and is continuing, the Trustee by notice to the Company, or the Noteholders of at least 25% in principal amount of the then-outstanding Securities by notice to the Company and the Trustee, may declare all the Securities to be due and payable. Upon such declaration, the principal of, premium, if any, and accrued and unpaid interest on the Securities shall be due and payable immediately. If an Event of Default specified in clause (g) or (h) of Section 7.01 hereof occurs, the principal of, premium, if any, and accrued and unpaid interest on the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholder. The Noteholders of a majority in aggregate principal amount of the then-outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree, if all amounts payable to the Trustee pursuant to Section 8.07 hereof have been paid and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

         SECTION 7.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

         SECTION 7.04. Waiver of Past Defaults. The Noteholders of a majority in aggregate principal amount of the then-outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the Designated Event Payment or the principal of, or interest on, any Security. When a Default or Event of Default is waived, it is cured and ceases; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         SECTION 7.05. Control by Majority. The Noteholders of a majority in principal amount of the then-outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Noteholders, or would involve the Trustee in personal liability.

         SECTION 7.06. Limitation on Suits. A Noteholder may pursue a remedy with respect to this Indenture or the Securities only if:

         (a) the Noteholder gives to the Trustee notice of a continuing Event of Default;

         (b) the Noteholders of at least 25% in principal amount of the then-outstanding Securities make a request to the Trustee to pursue the remedy;

         (c) such Noteholder or Noteholders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

         (e) during such 60-day period the Noteholders of a majority in principal amount of the then-outstanding Securities do not give the Trustee a direction inconsistent with the request.

         A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

         SECTION 7.07. Rights of Noteholders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Noteholder of a Security to receive payment of principal and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Noteholder made pursuant to this Section.

         SECTION 7.08. Collection Suit by Trustee. If an Event of Default specified in Section 7.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Securities and interest on overdue principal and interest and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         SECTION 7.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

         SECTION 7.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First: to the Trustee for amounts due under Section 8.07 hereof;

         Second: to the Noteholders, for amounts due and unpaid on the Securities for principal and interest, ratably, according to the amounts due and payable on the Securities for principal and interest, respectively; and

         Third: to the Company.

         Except as otherwise provided in Section 2.12 hereof, the Trustee may fix a record date and payment date for any payment to Noteholders made pursuant to this Section.

         SECTION 7.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 7.07 hereof, or a suit by Noteholders of more than 10% in principal amount of the then-outstanding Securities.

                                  ARTICLE VIII

                                     Trustee

         SECTION 8.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (b) Except during the continuance of an Event of Default: (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and, if required by the terms hereof, conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture. During the continuance of an event of Default, the Trustee may consult with its legal counsel and rely upon advice from such counsel with respect to legal matters.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that: (i) this paragraph does not limit the effect of paragraph (b) of this Section 8.01; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section
7.05 hereof.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 8.01.

         (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         SECTION 8.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

         (e) The Trustee shall not be charged with knowledge of any Event of Default under subsection (c), (d), (e), (f), (g) or (h) of Section 7.01 unless either (1) a Trust Officer assigned to its corporate trust department shall have actual knowledge thereof, or (2) the Trustee shall have received notice thereof in accordance with Section 11.02 hereof from the Company or any holder.

         SECTION 8.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 8.10 and 8.11 hereof.

         SECTION 8.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or any statement in the Securities (other than its authentication) or for compliance by the Company with the Registration Agreement.

         SECTION 8.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Noteholders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders.

         SECTION 8.06. Reports by Trustee to Noteholders. Within 60 days after the reporting date stated in Section 11.10, the Trustee shall mail to Noteholders a brief report dated as of such reporting date that complies with TIA Section 313(a) if and to the extent required by such

Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange.

         SECTION 8.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such disbursements and expenses may include the reasonable disbursements, compensation and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee against any loss or liability incurred by it except as set forth in the next paragraph. Promptly after receipt by the Trustee under this Section of notice of the commencement of any action, the Trustee will, if a claim in respect thereof is to be made against the Company under this Section, notify the Company in writing of the commencement thereof; but the failure so to notify the Company (i) will not relieve it from liability unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the Company of substantial rights and defenses and (ii) will not, in any event, relieve the Company from any obligations to the Trustee other than the indemnification obligation provided above. The Company shall be entitled to appoint counsel of the Company's choice at the Company's expense to represent the Trustee in any action for which indemnification is sought (in which case the Company shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Trustee or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the Trustee. Notwithstanding the Company's election to appoint counsel to represent the Trustee in an action, the Trustee shall have the right to employ separate counsel (including local counsel), and the Company shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the Company to represent the Trustee would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Trustee and the Company and the Trustee shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Company, (iii) the Company shall not have employed counsel satisfactory to the Trustee to represent the Trustee within a reasonable time after notice of the institution of such action or (iv) the Company shall authorize the Trustee to employ separate counsel at the expense of the Company; provided further, that the Company shall not be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel). The Company will not, without the prior written consent of the Trustee, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Trustee is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the Trustee from all liability arising out of such claim, action, suit or proceeding.

         The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's negligence or bad faith.

         To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except money or property held in trust to pay principal and interest on particular Securities.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(g) or (h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         SECTION 8.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign by so notifying the Company. The Noteholders of a majority in principal amount of the then-outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

         (a) the Trustee fails to comply with Section 8.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b);

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a Custodian or public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Noteholders of a majority in principal amount of the then-outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Noteholders of at least 10% in principal amount of the then-outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 8.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b), any Noteholder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 8.07 hereof. Notwithstanding the resignation or replacement of the Trustee pursuant to this Section 8.08, the Company's obligations under Section 8.07 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such resignation or replacement.

         SECTION 8.09. Successor Trustee by Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

         SECTION 8.10. Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (5). The Trustee shall always have a combined capital and surplus as stated in Section 11.10 hereof. The Trustee is subject to TIA Section 310(b).

         SECTION 8.11. Preferential Collection of Claims Against Company. The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE IX

                             Discharge of Indenture

         SECTION 9.01. Termination of Company's Obligations. This Indenture shall cease to be of further effect (except that the Company's obligations under Sections 8.07 and 9.02 hereof shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered to the Trustee for cancellation and the Company has paid all sums payable hereunder.

         Thereupon, the Trustee upon request of the Company, shall acknowledge in writing the discharge of the Company's obligations under this Indenture, except for those surviving obligations specified above.

         SECTION 9.02. Repayment to Company. The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

         The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have first caused notice of such payment to the Company to be mailed to each Noteholder entitled thereto no less than 30 days prior to such payment. After payment to the Company, the Trustee and the Paying Agent shall have no further liability with respect to such money and Noteholders entitled to the money must look to the Company for payment as general creditors unless any applicable abandoned property law designates another person.

                                    ARTICLE X

                       Amendments, Supplements and Waivers

         SECTION 10.01. Without Consent of Noteholders. The Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Noteholder:

         (a) to cure any ambiguity, defect or inconsistency;

         (b) to comply with Sections 5.13 and 6.01 hereof;

         (c) to provide for uncertificated Securities in addition to certificated Securities;

         (d) to make any change that does not adversely affect the legal rights hereunder of any Noteholder;

         (e) to qualify this Indenture under the TIA or to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA; or

         (f) to make any change that provides any additional rights or benefits to the holders of Securities.

         SECTION 10.02. With Consent of Noteholders. Subject to Section 7.07 hereof, the Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent (including consents obtained in connection with any tender or exchange offer for Securities) of the Noteholders of at least a majority in principal amount of the then-outstanding Securities. Subject to Sections 7.04 and 7.07 hereof, the Noteholders of a majority in principal amount of the Securities then outstanding may also by their written consent (including consents obtained in connection with any tender offer or exchange offer for Securities) waive any existing Default as provided in Section
7.04 or waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Noteholder affected, an amendment, supplement or waiver under this Section may not (with respect to any Securities held by a nonconsenting Noteholder):

         (a) reduce the amount of Securities whose Noteholders must consent to an amendment, supplement or waiver;

         (b) reduce the rate of or change the time for payment of interest on any Security;

         (c) reduce the principal of or change the fixed maturity of any Security or alter the redemption provisions with respect thereto;

         (d) make any Security payable in money other than that stated in the Security;

         (e) make any change in Section 7.04, 7.07 or 10.02 hereof (this sentence);

         (f) waive a default in the payment of the Designated Event Payment or principal of, or interest on, any Security (other than as provided in Section 7.04);

         (g) waive a redemption payment payable on any Security; or

         (h) make any change that adversely affects the right of Noteholders to convert Securities into Common Stock of the Company.

         To secure a consent of the Noteholders under this Section 10.02, it shall not be necessary for the Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing the amendment or waiver.

         SECTION 10.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

         SECTION 10.04. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Noteholder of a Security is a continuing consent by the Noteholder and every subsequent Noteholder of a Security or portion of a Security that evidences the same debt as the consenting Noteholder's Security, even if notation of the consent is not made on any Security. However, any such Noteholder or subsequent Noteholder may revoke the consent as to such Noteholder's Security or portion of a Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Noteholders of the requisite principal amount of Securities have consented to the amendment, supplement or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were Noteholders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Noteholders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Noteholders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

         After an amendment, supplement or waiver becomes effective it shall bind every Noteholder, unless it is of the type described in any of clauses (a) through (h) of Section 10.02 hereof. In such case, the amendment or waiver shall bind each Noteholder who has consented to it and every subsequent Noteholder that evidences the same debt as the consenting Noteholder's Security.

         SECTION 10.05. Notation on or Exchange of Securities. The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated.

The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

         SECTION 10.06. Trustee Protected. The Trustee shall sign all supplemental indentures, except that the Trustee may, but need not, sign any supplemental indenture that adversely affects its rights. As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive (in addition to those documents required by Section 11.04), and (subject to Section 315 of the TIA) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE XI

                                  Miscellaneous

         SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is automatically deemed to be incorporated in this Indenture by the TIA, the incorporated provision shall control.

         SECTION 11.02. Notices. Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail to the other's address stated in Section 11.10 hereof. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication to a Noteholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Noteholders, it shall mail a copy to the Trustee and each Agent at the same time.

         All other notices or communications shall be in writing.

         In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by the Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

         SECTION 11.03. Communication by Noteholders with Other Noteholders. Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 4.03) shall include:

         (a) a statement that the person signing such certificate or rendering such opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         SECTION 11.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by, or a meeting of, Noteholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

         SECTION 11.07. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the State of New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If any other operative date for purposes of this Indenture shall occur on a Legal Holiday then for all purposes the next succeeding day that is not a Legal Holiday shall be such operative date.

         SECTION 11.08. No Recourse Against Others. A director, Officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

         SECTION 11.09. Counterparts. This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 11.10. Variable Provisions. "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Vice-President, the Chief Financial Officer, the Treasurer, the Secretary, any Assistant Treasurer, any Assistant Secretary or the Controller of the Company.

         The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent, and the Trustee hereby accepts such appointments.

         The first certificate pursuant to Section 4.03 hereof shall be for the fiscal year ending on December 31, 1998.

         The reporting date for Section 8.06 hereof is April 15 of each year. The first reporting date is April 15, 1999.

         The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

         The Company's address for purposes of the Indenture is:

         Sabratek Corporation
         5601 West Howard Street
         Niles, Illinois 60714



         The Trustee's address is:

         LaSalle National Bank
         135 South LaSalle Street
         Chicago, Illinois 60603

         The Company or the Trustee may change its address for purposes of this Indenture by written notice to the other.

         SECTION 11.11. GOVERNING LAW. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

         SECTION 11.12. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or an Affiliate. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 11.13. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         SECTION 11.14. Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 11.15. Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

              IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                   Sabratek Corporation, as Company,


                                   by /s/ Stephen L. Holden
                                     --------------------------------
                                   Name:  Stephen L. Holden
                                   Title: Chief Financial Officer,
                                          Senior Vice President
                                          and Treasurer


                                   LaSalle National Bank, as Trustee,


                                   by /s/ Wayne M. Evans
                                     --------------------------------
                                   Name:  Wayne M. Evans
                                   Title: Vice President

STATE OF ILLINOIS          )
                           )  ss.:
COUNTY OF COOK             )


                  Personally appeared before me, the undersigned authority in and for the said county and state, on this 14th day of April, 1998, within my jurisdiction, the within named Stephen L. Holden, who acknowledged that he is a Chief Financial Officer, Senior Vice President and Treasurer of Sabratek Corporation and that for and on behalf of the said corporation, and as its act and deed he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

                                                  /s/ Marilynne Irgang
                                                  -----------------------------
                                                  NOTARY PUBLIC



[Notarial Seal]

                                                                       EXHIBIT A

                            FORM OF CONVERTIBLE NOTE

                             [FORM OF FACE OF NOTE]



                           [GLOBAL SECURITIES LEGEND]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.



                         [RESTRICTED SECURITIES LEGEND]

                  THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE AND THE COMMON STOCK ISSUABLE UPON THE CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE UNITED

STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN THE ABSENCE OF SUCH REGISTRATION EXCEPT IN A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THIS NOTE THAT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE AND THE COMMON STOCK ISSUABLE UPON THE CONVERSION THEREOF MAY BE RELYING ON THE EXEMPTION FROM THE PROVI SIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE AND THE COMMON STOCK ISSUABLE UPON THE CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

No.  _________                                             Cusip No.78572E AA 1

                              SABRATEK CORPORATION
                               6% CONVERTIBLE NOTE
                                    DUE 2005

                              SABRATEK CORPORATION

                  Sabratek Corporation, a Delaware corporation (the "Company"), promises to pay to CEDE & CO. or registered assigns, the principal sum indicated on Schedule A hereof on April 15, 2005.

Interest Payment Dates: April 15 and October 15, commencing October 15, 1998.

Record Dates: April 1 and October 1.

                  Reference is hereby made to the further provisions of this Convertible Note set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, Sabratek Corporation has caused this Convertible Note to be signed manually or by facsimile by its duly authorized Officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:__________________
                                               SABRATEK CORPORATION,

                                                 by____________________________


                                                 by____________________________
TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the 6% Convertible Notes Due 2005 described in the within-mentioned Indenture.
LaSalle National Bank, as Trustee,


by_______________________________
Authorized Officer

                              SABRATEK CORPORATION

                          6% Convertible Note Due 2005


                  1. Interest. SABRATEK CORPORATION, a Delaware corporation (the "Company"), is the issuer of the 6% Convertible Notes Due 2005 (the "Convertible Notes"), of which this Convertible Note is a part. The Company promises to pay interest on the Convertible Notes in cash semiannually on each April 15 and October 15, commencing on October 15, 1998, to holders of record on the immediately preceding April 1 and October 1.

                  Interest on the Convertible Notes will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from April 14, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the rate borne by the Convertible Notes, compounded annually.

                  2. Method of Payment. The Company will pay interest on the Convertible Notes (except defaulted interest) to the persons who are registered holders of the Convertible Notes at the close of business on the record date for the next interest payment date even though Convertible Notes are canceled after the record date and on or before the interest payment date. The Noteholder hereof must surrender Convertible Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a holders' registered address.

                  3. Paying Agent, Registrar and Conversion Agent. The Trustee will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, or Conversion Agent without prior notice.

                  4. Indenture. The Company issued the Convertible Notes under an indenture, dated as of April 14, 1998 (the "Indenture"), between the Company and LaSalle National Bank, as Trustee. The terms of the Convertible Notes include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture. The Convertible Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Noteholders are referred to the Indenture and such Act for a statement of such terms. The Convertible Notes are general unsecured obligations of the Company limited to an aggregate principal amount of $97,750,000. The Indenture does not limit the ability of the Company or any of its Subsidiaries to incur indebtedness or to grant security interests or liens in respect of their assets.

                  5. Optional Redemption. The Convertible Notes are not redeemable at the Company's option prior to April 19, 2001. Thereafter, the Convertible Notes will be subject to redemption at the option of the Company, in whole or in part (in any integral multiple of $1,000), at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning April 15 of the years indicated (April 19 in the case of the year 2001):



                                                                     Redemption
Year                                                                   Price
---                                                                  ----------
2001...............................................................  103.43%
2002...............................................................  102.57%
2003...............................................................  101.71%
2004...............................................................  100.86%
2005...............................................................  100.00%


, in each case together with accrued interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date). On or after the redemption date, interest will cease to accrue on the Convertible Notes, or portion thereof, called for redemption.

                  6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Convertible Notes to be redeemed at his address of record. The Convertible Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. In the event of a redemption of less than all of the Convertible Notes, the Convertible Notes will be chosen for redemption by the Trustee in accordance with the Indenture. Unless the Company defaults in making such redemption payment, or a Paying Agent is prohibited from making such payment pursuant to the Indenture, by law or otherwise, interest ceases to accrue on the Convertible Notes or portions of them called for redemption on and after the redemption date.

                  If this Convertible Note is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then anyaccrued interest will be paid to the person in whose name this Convertible Note is registered at the close of business on such record date.

                  7. Mandatory Redemption. The Company will not be required to make mandatory redemption payments with respect to the Convertible Notes. There are no sinking fund payments with respect to the Convertible Notes.

                  8. Repurchase at Option of Holder. If there is a Designated Event, the Company shall be required to offer to purchase on the Designated Event Payment Date all outstanding Convertible Notes at a purchase price equal to 100% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest to the Designated Event Payment Date. Holders of Convertible Notes that are subject to an offer to purchase will receive a Designated Event Offer from the Company prior to any related Designated Event Payment Date and may elect to have such Convertible Notes or portions thereof in authorized denominations purchased by completing the form entitled "Option of Noteholder To Elect Purchase" appearing below. Noteholders have the right to withdraw their election by delivering a written notice of withdrawal to the Company or the Paying Agent in accordance with the terms of the Indenture.

                  9. Conversion. The holder of any Convertible Note has the right, exercisable at any time after 90 days following the Issuance Date and prior to the close of business (New York City time) on the Business Day immediately preceding the date of the Convertible Note's maturity, to convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into shares of Common Stock at the initial Conversion Price of $40.46 per share, subject to adjustment under certain circumstances, except that if a Convertible Note is called for redemption, the conversion right will terminate at the close of business (New York City time) on the Business Day immediately preceding the date fixed for redemption.

                  To convert a Convertible Note, a holder must (1) complete and sign a notice of election to convert substantially in the form set forth below,
(2) surrender the Convertible Note to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax, if required. Upon conversion, no adjustment or payment will be made for interest or dividends, but if any Noteholder surrenders a Convertible Note for conversion after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the next interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date will be paid to the registered holder of such Convertible Note on such record date. In such event, unless such Security has been called for redemption on or prior to such interest payment date, such Convertible Note, when surrendered for conversion, must be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the portion so converted. The number of shares of Common Stock issuable upon conversion of a Convertible Note is determined by dividing the principal amount of the Convertible Note converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest.

                  A Convertible Note in respect of which a holder has delivered an "Option of Noteholder to Elect Purchase" form appearing below exercising the option of such holder to require the Company to purchase such Convertible Note may be converted only if the notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture. The above description of conversion of the Convertible Notes is qualified by reference to, and is subject in its entirety to, the more complete description thereof contained in the Indenture.

                  10. Registration Agreement. The holder of this Convertible
Note is entitled to the benefits of a Registration Agreement, dated April 14, 1998, between the Company and the Initial Purchaser (the "Registration Agreement"). Pursuant to the Registration Agreement the Company has agreed for the benefit of the holders of the Convertible Notes, that (i) it will, at its cost, within 60 days after the closing of the sale of the Convertible Notes (the "Closing"), file a shelf registration statement (the "Shelf Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to resales of the Convertible Notes and the Common Stock issuable upon conversion thereof, (ii) the Company will use its best efforts to ensure that within 120 days after the Closing, such Shelf Registration Statement shall be declared effective by the Commission and (iii) the Company will use its best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act until the earliest of (a) the second anniversary of the date of the Closing, (b) the date on which the Convertible Notes or the Common Stock issuable upon conversion thereof may be sold pursuant to paragraph (k) of Rule 144 (or any successor provision) promulgated by the Commission under the Securities Act and (c) the date as of which all the Convertible Notes or the Common Stock issuable upon conversion thereof have been sold pursuant to such Shelf Registration Statement (the "Shelf Registration Period"). If the Company fails to comply with clause (i) above then, at such time, the per annum interest rate on the Convertible Notes will increase by 25 basis points. Such increase will remain in effect until the date on which such Shelf Registration Statement is filed, on which date the interest rate on the Convertible Notes will revert to the interest rate originally borne by the Convertible Notes plus any increase in such interest rate pursuant to the following sentence. If the Shelf Registration Statement is not declared effective as provided in clause
(ii) above (other than as a result solely of actions of any holders of securities covered by such Shelf Registration Statement), then, at such time and on each date that would have been the successive 30th day following such time, the per annum interest rate on the Convertible Notes (which interest rate will be the original interest rate on the Convertible Notes plus any increase or increases in such interest rate pursuant to the preceding sentence and this sentence) will increase by an additional 25 basis points; provided that the interest rate will not increase by more than 50 basis points pursuant to this sentence and will not increase by more than 75 basis points pursuant to this sentence and the preceding sentence. Such increase or increases will remain in effect until the date on which such Shelf Registration Statement is declared effective, on which date the interest rate on the Convertible Notes will revert to the interest rate originally borne by the Convertible Notes. Pursuant to clause (iii) above, however, if the Company fails to keep the Shelf Registration Statement continuously effective for the period specified above (other than as a result solely of actions of any holders of securities covered by such Shelf Registration Statement), then at such time as the Shelf Registration Statement is no longer effective and on each date thereafter that is the successive 30th day subsequent to such time and until the earlier of (i) the date that the Shelf Registration Statement is again deemed effective or (ii) the termination of the Shelf Registration Period, the per annum interest rate on the Convertible Notes will increase by an additional 25 basis points; provided, however, that the interest rate will not increase by more than 50 basis points pursuant to this sentence. For any period during which the per annum interest rate on the Notes is increased pursuant to this paragraph, each holder of restricted Common Stock issued upon conversion of the Notes shall be entitled to receive liquidated damages from the Company as follows: (i) for every 25 basis points by which such interest rate is increased pursuant to this paragraph, such liquidated damages shall accrue at a rate equal to $2.50 per annum per 24.7158 shares of Common Stock (subject to adjustment in the event of a stock split, stock recombination, stock dividend and the like); and (ii) any liquidated damages which have accrued pursuant to this paragraph prior to the record date relating to any interest payment date shall be payable on such interest payment date to the holders of record on such record date. For purposes of the foregoing, restricted Common Stock shall not include any shares of Common Stock which (i) may be sold pursuant to paragraph (k) of Rule 144 (or any successor provision) promulgated by the Commission under the Securities Act or (ii) have been sold pursuant to the Shelf Registration Statement.

                  Pursuant to the Registration Agreement, the Company may suspend the use of the prospectus which is a part of the Shelf Registration Statement for a period not to exceed 30 days in any three-month period or three periods not to exceed an aggregate of 90 days in any twelve-month period under certain circumstances. The holders of Convertible Notes will not be entitled to additional interest as set forth in the preceding paragraph solely because of such suspension.

                  11. Denominations, Transfer, Exchange and Replacement. The Convertible Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The transfer of Convertible Notes may be registered, and Convertible Notes may be exchanged, as provided in the Indenture. The Registrar may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Convertible Note or portion of a Convertible Note selected for redemption (except the unredeemed portion of any Convertible Note being redeemed in part). Also, it need not exchange or register the transfer of any Convertible Note for a period of 15 days before a selection of Convertible Notes to be redeemed. Replacement Convertible Notes for lost, stolen or mutilated Convertible Notes may be issued in accordance with the terms of the Indenture.

                  12. Persons Deemed Owners. The registered Noteholder of a Convertible Note may be treated as its owner for all purposes.

                  13. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its request. After that, Noteholders of Convertible Notes entitled to the money must look to the Company for payment, unless an abandoned property law designates another person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                  14. Defaults and Remedies. The Convertible Notes shall have the Events of Default as set forth in Section 7.01 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the Noteholders of at least 25% in aggregate principal amount of the then-outstanding Convertible Notes by notice to the Company and the Trustee may declare all the Convertible Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all unpaid principal and interest accrued on the Convertible Notes shall become due and payable immediately without further action or notice.

                  The Noteholders of a majority in principal amount of the Convertible Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. Noteholders may not enforce the Indenture or the Convertible Notes except as provided in the Indenture. Subject to certain limitations, Noteholders of a majority in principal amount of the then-outstanding Convertible Notes issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Company must furnish compliance certificates to the Trustee annually. The above description of Events of Default and remedies is qualified by reference to, and subject in its entirety to, the more complete description thereof contained in the Indenture.

                  15. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Convertible Notes may be amended or supplemented with the consent of the Noteholders of at least a majority in principal amount of the then-outstanding Convertible Notes (including consents obtained in connection with a tender offer or exchange offer for Convertible Notes), and any existing default may be waived with the consent of the Noteholders of a majority in principal amount of the then-outstanding Convertible Notes, including consents obtained in connection with a tender offer or exchange offer for Convertible Notes. Without the consent of any Noteholder, the Indenture or the Convertible Notes may be amended, among other things, to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to Noteholders, to make any change that does not adversely affect the rights of any Noteholder, to qualify the Indenture under the TIA, or to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA.

                  16. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of the Convertible Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have, as if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Agent may do the same with like rights.

                  17. No Recourse Against others. A director, Officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Convertible Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder, by accepting a Convertible Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Convertible Notes.

                  18. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE CONVERTIBLE NOTES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

                  19. Authentication. The Convertible Notes shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee or an authenticating agent.

                  20. Abbreviations. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (for tenants in common), TEN ENT (for tenants by the entireties), JT TEN (for joint tenants with right of survivorship and not as tenants in common), CUST (for Custodian), and U/G/M/A (for Uniform Gifts to Minors Act).

                  21. Definitions. Capitalized terms not defined in this Convertible Note have the meaning given to them in the Indenture.

                  The Company will furnish to any Noteholder of the Convertible Notes upon written request and without charge a copy of the Indenture and the Registration Agreement.
Request may be made to:

                  Sabratek Corporation
                  5601 West Howard Street
                  Niles, Illinois 60714
                  (847) 647-2760

                                 ASSIGNMENT FORM

                  To assign this Convertible Note, fill in the form below:

                  (I) or (we) assign and transfer this Convertible Note to

_____________________________________________________________________________
             (Insert assignee's social security or tax I.D. no.)

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________
            (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________ agent to transfer this Convertible Note on the books of the Company. The agent may substitute another to act for him.

   Your Signature:  ____________________________________________________________
                    (Sign exactly as your name appears on the other side of this Convertible Note)

   Date:  ___________________

   Medallion Signature Guarantee: _____________________________

                  In connection with any transfer of any of the Convertible Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Convertible Notes and the last date, if any, on which such

Convertible Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Convertible Notes are being transferred:

CHECK ONE BOX BELOW

         (1)    / / to the Company; or

         (2)    / / pursuant to and in compliance with Rule 144A under the
                    Securities Act of 1933; or

         (3)    / / pursuant to and in compliance with Regulation S under the
                    Securities Act of 1933; or

         (4)    / / pursuant to an exemption from registration under the
                    Securities Act of 1933 provided by Rule 144 thereunder.

         Unless one of the boxes is checked, the Registrar will refuse to register any of the Convertible Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Convertible Notes such legal opinions, certifications and other information as the Company has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.



                                                  --------------------------
                                                               Signature

Medallion Signature Guarantee:

------------------------                          --------------------------
                                                               Signature


--------------------------------------------------------------------------------
            TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Convertible Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      --------------------             ---------------------------
                                       NOTICE:  To be executed by
                                                     an executive officer



-----------------------------

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

                                   SCHEDULE A

                  The initial principal amount at maturity of this Global Security shall be $85,000,000. The following increases or decreases in the principal amount of this Global Security have been made:



             Amount of increase in
             Principal Amount of this
             Global Security including      Amount of decrease in          Principal Amount of this    Signature of authorized
             upon exercise of over-         Principal Amount of this       Global Security following   officer of Trustee or
Date Made    allotment option               Global Security                such decrease or increase   Securities Custodian
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                     OPTION OF NOTEHOLDER TO ELECT PURCHASE

                  If you want to elect to have this Convertible Note or a portion thereof repurchased by the Company pursuant to Section 3.08 or 4.07 of the Indenture, check the box: / /

                  If the purchase is in part, indicate the portion ($1,000 or any integral multiple thereof) to be purchased: ____________

                  Your Signature:_______________________________________________
                                 (Sign exactly as your name appears on the other side of this Convertible Note)

                  Date:  ____________

                  Medallion Signature Guarantee: _______________________

                               ELECTION TO CONVERT

To Sabratek Corporation:

                  The undersigned owner of this Convertible Note hereby irrevocably exercises the option to convert this Convertible Note, or the portion below designated, into Common Stock of SABRATEK CORPORATION in accordance with the terms of the Indenture referred to in this Convertible Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

                  The undersigned agrees to be bound by the terms of the Registration Agreement relating to the Common Stock issuable upon conversion of the Convertible Notes.

Date:_________________

         In whole ____      or             Portion of Convertible Note to be
                                           converted ($1,000 or any integral
                                           multiple thereof):
                                           $_________________



        Your Signature:  _______________________________________
                             (Sign exactly as your name appears on the other
                              side of this Convertible Note.)

Please Print or Typewrite Name and
Address, Including Zip Code, and
Social Security or other Identifying
Number

                                                Medallion Signature Guarantee:*

                                                ---------------------------











-----------------
* Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                                                                       EXHIBIT B

                         FORM OF REGISTRATION AGREEMENT







                                       B-1